Exhibit 99.1

NEWS RELEASE

Phillips 66 Debuts as Advantaged Downstream Company

HOUSTON, May 1, 2012 - Phillips 66 (NYSE: PSX) today emerges as an independent downstream energy company with industry-leading businesses in refining and marketing, midstream, and chemicals. Created through a spin-off of these assets from ConocoPhillips (NYSE: COP), Phillips 66 begins regular trading on the New York Stock Exchange this morning under the ticker symbol PSX.

Greg C. Garland, the new chairman and chief executive officer of Phillips 66, has more than 30 years of experience in the oil and gas and chemicals industries.

“Our strategic approach combines one of the world’s most competitive refining and marketing operations with rapidly growing midstream and chemicals businesses,” Garland said. “Phillips 66 will be clearly differentiated from pure-play refining companies with specific plans for enhancing returns and growing shareholder distributions. We have an exciting future ahead of us.”

Refining and Marketing

Phillips 66’s plans to enhance returns in Refining and Marketing include disciplined capital allocation, portfolio optimization and increased margins through building access to advantaged feedstocks and improving clean product yield. The company’s Refining and Marketing operations include 15 refineries with a net crude oil capacity of 2.2 million barrels per day, 10,000 branded marketing outlets, and 15,000 miles of pipeline systems.

Phillips 66 owns or has an interest in 11 refineries in the United States, three in Europe and one in Asia. Its Transportation business provides strategic, timely and environmentally safe delivery of crude oil, refined products, natural gas and natural gas liquids (NGL) throughout the United States. Phillips 66 markets gasoline, diesel, aviation fuel and lubricants, under the brand names Phillips 66®, Conoco®, 76®, JET® and Kendall®.

Midstream

Phillips 66 primarily conducts its Midstream operations through DCP Midstream, LLC, a 50 percent joint venture with Spectra Energy and one of the largest natural gas gatherers and processors in the United States, as well as the largest producer of NGL in North America. Now in its 13th year of operations, DCP Midstream is a full-service provider of gathering, processing and NGL logistics services with strategically located assets in liquids-rich developments. The gas collected by DCP Midstream is processed at 61 owned or operated plants and treaters. Growth in liquids-rich developments in the United States is driving infrastructure demand and expansion opportunities for our Midstream segment. DCP Midstream has $4 billion in major projects currently in execution, including two major pipeline projects. The Southern Hills Pipeline will run more than 900 miles to Mont Belvieu, Texas, with a target capacity of more than 150,000 barrels per day of NGL. The project is expected to start up in mid-2013. The Sand Hills Pipeline is a 720-mile NGL line that will run through the Permian and Eagle Ford basins to market centers along the U.S. Gulf Coast. Initial capacity will be 200,000 barrels per day, and service may be expanded to 350,000 barrels per day. The Sand Hills Pipeline will be phased into service, with the first phase completed by the third quarter of 2012 and the second phase expected as soon as the third quarter of 2013.

Phillips 66’s Midstream business also consists of directly held assets and other equity affiliates. These include natural gas gathering and processing operations, NGL fractionation and marketing businesses and a 25 percent interest in Rockies Express Pipeline.

Chemicals

Phillips 66’s Chemicals business is conducted through its 50 percent interest in Chevron Phillips Chemical Company LLC (CPChem), a joint venture with Chevron U.S.A. Inc., a wholly-owned subsidiary of Chevron Corporation. Now in its 12th year of operations, CPChem is one of the world’s top producers of olefins and polyolefins with more than 30 billion pounds of net annual chemicals processing capacity across its product lines.

Like the Midstream business, the rapid development of natural gas and NGL from shale formations in the United States is driving major growth opportunities for CPChem. At its Cedar Bayou Chemical Complex in Baytown, Texas, CPChem is building the world’s largest on-purpose 1-hexene plant capable of producing up to 250,000 metric tons (551,000,000 lbs.) per year. Construction of the 1-hexene plant is expected to begin in the first half of 2012, and the project is anticipated to start up during 2014. CPChem also aims to construct a world-scale ethane cracker at its Cedar Bayou facility in Baytown, Texas, and two polyethylene facilities near its Sweeny facility in Old Ocean, Texas, with anticipated startup in 2017, pending final investment decisions.

“Phillips 66 starts out with a clear advantage over many other downstream companies,” said Garland. “We have a robust portfolio of businesses that already rank among the best-performing players in their industry segments, a strong financial position, an extraordinary global workforce, and a continued commitment to safety and operating excellence. We have an unparalleled foundation for success.”

After the market closed yesterday, shareholders of ConocoPhillips received one share of Phillips 66 common stock for every two shares of ConocoPhillips common stock held as of the April 16 record date.

Garland will join other Phillips 66 employees tomorrow on the floor of the New York Stock Exchange to mark the first week of regular trading as a downstream company. They will ring the opening bell to begin trading at 8:30 a.m. CT.

About Phillips 66

Headquartered in Houston, Phillips 66 is an advantaged downstream energy company with segment-leading Refining and Marketing (R&M), Midstream and Chemicals businesses. The company’s R&M operations include 15 refineries with a net crude oil capacity of 2.2 million barrels per day, 10,000 branded marketing outlets, and 15,000 miles of pipeline systems. In Midstream, the company primarily conducts operations through its 50 percent interest in DCP Midstream, LLC, one of the largest natural gas gatherers and processors in the United States, with 7.2 billion cubic feet per day of gross natural gas processing capacity. Phillips 66’s Chemicals business is conducted through its 50 percent interest in Chevron Phillips Chemical Company LLC, one of the world’s top producers of olefins and polyolefins with more than 30 billion pounds of net annual chemicals processing capacity across its product lines. For more information, visit www.phillips66.com.

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Additional resources for journalists, including biographies, images and more are available at www.phillips66.com. B-roll is available upon request.

CONTACTS

Dean Acosta (media)

281-293-2406

dean.acosta@p66.com

Clayton Reasor (investors)

1-800-624-6440

c.c.reasor@p66.com

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “intends,” “objectives,” “projects,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to Phillips 66’s operations (including joint venture operations) are based on management’s expectations, estimates and projections about the company, its interests and the energy industry in general on the date this press release was prepared. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include fluctuations in crude oil, NGL, and natural gas prices, refining and marketing margins and margins for our chemicals business; unexpected changes in costs for constructing, modifying or operating our facilities; unexpected difficulties in manufacturing, refining or transporting our products; lack of, or disruptions in, adequate and reliable transportation for our crude oil, natural gas, NGL, and refined products; potential liability for remedial actions, including removal and reclamation obligations, under environmental regulations; potential liability resulting from litigation; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission, including our Form 10 Registration Statement. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.